UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 12, 2013
Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138
(Address of principal executive offices) (Zip Code)
(408) 284-8200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets
On July 12, 2013, Integrated Device Technology, Inc. and Integrated Device Technology (Malaysia) Sdn. Bhd., a wholly-owned subsidiary of IDT (collectively “IDT”), completed the sale of certain assets of its PCI Express ("PCIe") enterprise flash controller business to PMC-Sierra, Inc., a Delaware corporation (“PMC”), for approximately $96 million in cash.
Pursuant to the terms of the Asset Purchase Agreement (the "Purchase Agreement") by and among IDT and PMC, dated May 29, 2103, IDT sold (i) substantially all of the assets that were used by IDT and its subsidiaries in the business of designing, developing, manufacturing, testing, marketing, supporting, maintaining, distributing, provisioning and selling non-volatile memory (flash) controllers and (ii) all technology and intellectual property rights owned by IDT or any of its subsidiaries and used exclusively in, or developed exclusively for use in, (a) switching circuits having the primary function of flexible routing of data from/to multiple switch interface ports, where all switch interface ports conform to the PCIe protocol, or (b) circuits having the primary function of executing all of the capturing, re-timing, re-generating and re-transmitting PCIe signals to help extend the physical reach of the signals in a system (the “Acquisition”).
In connection with the closing of the Acquisition, the license agreement that was entered into by IDT and a subsidiary of PMC simultaneously with the Purchase Agreement, whereby IDT will license certain intellectual property rights and technology to PMC, and PMC will license back to IDT certain of the intellectual property rights and technology acquired by PMC in the Acquisition, became effective.
In connection with the closing of the Acquisition, IDT and PMC entered into (a) a transition services agreement and (b) a supply agreement, whereby IDT will manufacture certain products for PMC.
Additional details regarding the Acquisition are provided in the related Current Report on Form 8-K previously filed by IDT on May 29, 2013.
Item 7.01 – Regulation FD Disclosure
The disclosure under item 2.01 is incorporated herein by reference.
Item 9.01 – Financial Statements and Exhibits
(b) Pro Forma Financial Information
The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended March 31, 2013, the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2013 and the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company are included as Exhibit 99.1 to this Current Report on Form 8-K.
These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the sale been consummated as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended March 31, 2013, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2013.
These unaudited pro forma condensed consolidated financial statements are being filed to satisfy the requirements under Securities and Exchange Commission Regulation S-X, Rule 11-01 and Rule 11-02, with respect to the Purchase Agreement.

(d) Exhibits

Exhibit No.	Description
99.1
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended March 31, 2013 and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2013 of Integrated Device Technology, Inc.

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 15, 2013	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ Richard D. Crowley, Jr.
Richard D. Crowley, Jr.
Senior Vice President, Chief Financial Officer (duly authorized officer)